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                                                                 EXHIBIT 10.1

                    NON-EXCLUSIVE PATENT LICENSE AGREEMENT


     This Non-Exclusive Patent License Agreement ("Agreement") is made between Home Gambling Network, Inc., a Nevada corporation, with offices at 5392 S. Eastern Avenue, Building A North, Las Vegas, Nevada 89119 ("HGN"), and __________, a corporation organized and existing under the laws of the ________, having its principal place of business at ___________ ("Licensee").

     HGN has developed a certain method as described below and is the owner of certain patent rights described below; and

     Licensee desires to obtain a license to commercialize the method upon the terms and conditions set forth in this Agreement.

     In consideration of the mutual promises, covenants and conditions set forth in this Agreement, HGN and Licensee, intending to be legally bound, agree and covenant as follows:

I.   DEFINITIONS.

     1.1 "Game" shall mean any banking or percentage game played with cards, dice, tiles, dominoes, or any electronic, electrical, or mechanical device (including, but not limited to, roulette, bingo, baccarat, blackjack, craps, big six wheel, slot machines, minibaccarat, red dog, pai gow, and sic bo, keno and any variations or composites of such or other games), for money, property, or any representative of value, together with horse racing and any and all sporting events.

     1.2 "Gaming" shall mean the dealing, operating, carrying on, conducting, maintaining or exposing for pay of any Game (including any and all gambling).

     1.3 "Gross Hold" shall mean for any Wagering Proposition the Gross Profit for the Licensee.

     1.4 "Gross Profit" shall mean all sums, including checks, received by Licensee, whether collected or not, actually received from Gaming Operations, less only the total of all sums paid out as winnings to patrons. For sports wagering, including horse racing, gross profit shall mean gross dollars bet.

     1.5  "Licensed Field of Use" means Gaming Operations.

     1.6 "Licensed Product" means any product which embodies or utilizes the Method, or whose manufacture utilizes the Method.

     1.7 "Licensed Territory" means worldwide, excluding, however, those countries that prohibit use of the Method.

     1.8  "Operation" shall mean the conduct of Gaming as herein defined.

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     1.9  "Patent" shall mean the Patent listed on Exhibit B hereto.  The term "Patent shall further mean and include all extensions, renewals, continuations and divisions thereof, and their foreign counterparts.

     1.10 "Patent Application" shall mean the application listed on Exhibit B hereto.

     1.11 "Proposition" shall mean a Wagering Proposition such as for any Game.

     1.12 "Method" shall mean any device, process, apparatus or know-how described in Exhibit A, including, but not limited to, any of the foregoing which are covered by a Patent or Patent Application.

     1.13 "Wagering" shall be understood to mean the taking and paying of wagers or propositions placed upon an outcome of a Game.

II.  GRANT.

     2.1 HGN grants to Licensee a non-exclusive license to the Method in the Field of Use and in the Licensed Territory, in order to make, use, sell, advertise and otherwise practice Licensed Product.

     2.2 HGN reserves the right to practice under the Patent and to use the Method for its own purposes and to license the Method and Patent to third parties.

III. NO SUBLICENSE OR TRANSFER OF LICENSE.

     3.1 This Agreement and the license granted herein shall not be assignable or transferable by Licensee without the express written consent of the HGN, and subject to any further conditions or limitations which the HGN may impose.

IV.  FEES AND ROYALTIES.

     4.1  Licensee agrees to pay to HGN a licensing fee, as follows:

          (a) ______________ US Dollars ($________) deemed earned and due immediately on the execution of this Agreement; and

          (b) a royalty of ____ percent (___%) of the Gross Hold on all Wagering Proposition.

     4.2 All monies due to HGN hereunder shall be paid in United States dollars. The rate of exchange to be used in computing the amount of currency equivalent to United States dollars due to HGN shall be made at the rate of exchange published in The Wall Street Journal on the business day in which payment falls due (or the closest business day prior thereto on which such rate is published).


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     4.3  Licensee agrees that it shall bear all bank charges, transfer fees, and other similar charges associated with making the payments due to HGN under this Agreement.

V.  RECORD KEEPING AND REPORTS.

     5.1 Licensee shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to HGN. The books of account shall be kept at Licensee's principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates. At all reasonable times during normal business hours for five (5) years following the end of the calendar year to which they pertain, the books of account and the supporting data shall be open to inspection of HGN or its agents for the purpose of verifying Licensee royalty statement or compliance in other respects with this Agreement.

     5.2 Licensee, within fifteen (15) days after the last day of each month, shall deliver to HGN true and accurate reports, giving such particulars of the business conducted by Licensee during the preceding month Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

          Receipts from Wagering Propositions;
          Payments to Patrons; and
          Total royalties due.

     5.3 The royalty payments set forth in this Agreement shall, if overdue, be subject to a penalty of one and one-half percent (____%) per month until paid, or the highest rate permitted by law. The payment of such penalty shall not foreclose HGN from exercising any other rights it may have as a consequence of the lateness of any payment.

     5.4 In the event that Licensee's books understate the true amount of royalties calculated for any semi-annual period by greater than the lesser of _______ Dollars ($_____) or ___ percent (___%), the costs of any audit and review initiated by HGN will be borne by Licensee; otherwise, HGN shall bear the costs of any audit initiated by HGN.

VI.  PROPRIETARY RIGHTS AND CONFIDENTIALITY.

     6.1 Licensee will not, by virtue of this Agreement, obtain any ownership interest in the Method.

     6.2 Licensee may not disclose the terms of this Agreement to anyone without the written consent of HGN.

     6.3 Notwithstanding the obligation of confidence, it shall not be a breach of this Agreement for either party to disclose general information about the Method to customers or potential customers so far as it is necessary in good faith to do so to promote sales; nor shall it be a breach of this Agreement to disclose information which (i) is now or shall enter the public domain as the result of its disclosure in a patent or publication or otherwise without the fault of the receiving party, (ii) the receiving party can prove was independently developed or already in its possession at the time of disclosure, (iii) comes into the hands of the receiving party from a third party entitled to


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disclose it, provided that the receiving party has no obligation of confidentiality vis a vis the disclosing party, or (iv) must be disclosed as required by law.

VII. LEGALITY.

     7.1 Licensee agrees that it will only practice the Method in a manner that is or may be interpreted as legal. If it is determined that Licensee is practicing the Method in a manner which is deemed to be illegal, HGN shall have the right to immediately terminate this license.

VIII.  TERM AND TERMINATION.

     8.1 The term of this Agreement shall be for one (1) year commencing on the date hereof, unless otherwise terminated in accordance with the terms contained in this Agreement. This Agreement shall automatically renew itself for an additional term of one (1) year unless either party gives written notice of a desire to terminate said relationship. Said notice to terminate this Agreement shall be given by certified mail not less than thirty (30) days prior to the expiration of the term. In the absence of such written notice, this Agreement shall be renewed upon the same terms, provisions and conditions (including, without limitation, the fees and royalties referenced in Section 4.1), for a further period of one (1) year and so on from year-to-year until terminated.

     8.2 Upon failure of either party to cure a material breach of this Agreement within ____ (__) days after a written demand for performance, the notifying party shall have the right at any time to terminate this Agreement and all licenses granted in this Agreement. Such right to terminate shall be in addition to any and all other legal remedies which such party may have for then enforcement of any and all terms hereof, and does not in any way limit any other legal remedy such party may have. Such termination shall not relieve Licensee of its obligations accruing prior to the termination, but termination of this Agreement shall terminate all rights and licenses granted to Licensee. No delay or failure to enforce this or any other provision, or failure to give notice under this Agreement shall constitute a waiver or limitation of rights enforceable under this Agreement.

IX.  PATENT INFRINGEMENT.

     Licensee shall inform HGN promptly in writing of any alleged infringement and of any available evidence thereof.

X.   USE OF NAMES, TRADE NAMES AND TRADEMARKS.

     Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other commercial activities any name, trade name, trademark or other designation of a party hereto including any contraction, abbreviation or simulation of any of the foregoing, unless the prior written permission of the party has been obtained.

XI.  WAIVER.

     No omission or delay of either party hereto in requiring due and punctual fulfillment of the obligations of the other party shall be deemed to constitute a waiver by such party of its rights to require such due and punctual fulfillment, or of any other of its remedies hereunder.


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XII.  WARRANTY AND REPRESENTATION.

     EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, HGN MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE METHOD WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS.

XIII.  HEIRS AND SUCCESSORS.

     This Agreement shall inure to the benefit of and be binding upon the heirs, successors, transferees and assignees of HGN.

XIV. HGN/LICENSEE RELATIONSHIP.

     This Agreement creates a licensor-licensee relationship between the parties. Nothing in this Agreement shall be interpreted as creating any employer-employee, master-servant, partnership, joint venture or other relationship between the parties. HGN and Licensee each agree to not make any representation to others that any relationship exists between them other than that of licensor-licensee.

XV.  INDEMNITY.

     Licensee agrees to indemnify, hold harmless and defend HGN, its officers, employees and agents, from and against any and all claims, suits, losses, damages, costs, fees and expenses resulting from or arising out of the possession, use, application or marketing of Method or Licensed Product by Licensee.

XVI. NOTICE.

     Any notice to either party hereunder shall be deemed properly served if given in writing (1) by hand, (2) through the United States Mail, postage prepaid, registered or certified, return receipt requested, (3) via expedited mail or package service, if a receipt showing the delivery has been received, or (4) via facsimile, and addressed as follows:

     Home Gambling Network, Inc.                     (COMPANY NAME)
     5392 S. Eastern Avenue, Building A North        (COMPANY ADDRESS)
     Las Vegas, Nevada  89119

or to such other addressee as may be hereafter designated by written notice. Notice shall be effective upon receipt and receipt shall be deemed given (i) ___ (__) business days after such notice has been deposited in the United States Mail, registered or certified, return receipt requested, postage prepaid, (ii) one (1) business day after such notice has been deposited with Federal Express or other expedited mail or package delivery service guaranteeing delivery not later than the next business day, or (iii) upon hand delivery to the address and person designated.


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XVII.  FORCE MAJEURE.

     Neither party shall be responsible for any loss or damage suffered by the other due to contingencies such as acts of God, strikes, riots, fire and war, which are beyond the reasonable control of the party whose performance is prevented. The parties agree, however, that the definition of "force majeure" does not include changing market and business conditions.

XIII.  CHOICE OF LAW.

     This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, and the parties agree that it is executed and delivered in that state.

XIX.  FORUM FOR SUIT.

     In the event any legal action becomes necessary to enforce or interpret the terms of this Agreement, the parties agree that such action will be brought in a court of appropriate jurisdiction in the State of Nevada.

XX.  SEVERABILITY.

     If any provision of this Agreement should be held to be void or unenforceable, in whole or in part, such provision or part thereof shall be treated as severable, leaving valid the remainder of this Agreement.

XXI.  ATTORNEYS FEES AND COSTS.

     In the event that any legal action becomes necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled, in addition to its court costs, to such reasonable attorneys' fees, expert witness fees and legal expenses as may be fixed by a court of competent jurisdiction.

XXII.  ENTIRE AGREEMENT:  MODIFICATION.

     This document (and its attachments, if any) constitutes the entire agreement between the parties, there being no other agreement or arrangement between the parties, and may be amended only in writing signed by an authorized representative of both parties.

     IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Agreement on this _____ day of ____________________, 2000.

ATTEST:                                         Home Gambling Network, Inc.

By: __________________________             By: _____________________________
Name: ________________________             Name: ___________________________
Title:________________________             Title: __________________________


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ATTEST:                                              (COMPANY NAME)

By: __________________________             By: _____________________________
Name: ________________________             Name: ___________________________
Title:________________________             Title: __________________________


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                                   EXHIBIT A

                                    METHOD

Method of Participating in a Live Casino Game From a Remote Location.











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                                    EXHIBIT B

                         PATENT AND PATENT APPLICATION

United States Patent No. 5,800,268, issued September 1, 1998, and entitled "METHOD OF PARTICIPATING IN A LIVE CASINO GAME FROM A REMOTE LOCATION"